EXHIBIT 32.1
CERTIFICATION (1)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), John West, Chief Executive Officer of Solexa, Inc. (the “Company”), and Linda Rubinstein, Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his and her knowledge:
1.	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of November 14, 2005.

/s/ John West
John West
Chief Executive Officer

/s/ Linda Rubinstein
Linda Rubinstein
Vice President and Chief Financial Officer

(1)	This certification “accompanies” the Quarterly Report on Form 10-Q to which it relates, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Solexa, Inc. under the Securities Act or the Exchange Act (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.
A signed original of this written statement required by Section 906 has been provided to Solexa, Inc. and will be retained by Solexa, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.